UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2014

Great China Mania Holdings, Inc.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, 19/F, Kodak House 2, Java Road, North Point, Hong Kong
(Address of Principal Executive Offices)

(852) 3543-1208
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment no. 1 to our Current Report on Form 8-K filed with the Securities Exchange Commission on January 7, 2015 (the “Form 8-K”) is to correct the disclosure and to report the disclosure under the proper Item.

Although Great China Mania Holdings, Inc. (the “Company”) and Concept X agreed to the terms of the Share Exchange on December 31, 2014, the actual exchange of shares did not occur.   Accordingly, since the acquisition and share exchange had not occurred, the information should not have been reported under Item 1.01 Entry into a Material Definitive Agreement, but rather under Item 7.01 Regulation FD Disclosure.  As of the date of the filing of this Amended 8-K, the share exchange has not occurred.

Item 7.01 Regulation FD Disclosure.

On December 31, 2014, Great China Mania Holdings, Inc. (the “Company”) and Concept X Limited (“Concept X”) agreed to the terms of a Share Exchange.  The Company approved the due diligence review and confirmed that all existing unsettled bank loans of Concept X had been transferred to a third party and would not be the responsibility of GMEC at closing.  Upon closing, Concept X would be a wholly owned subsidiary of GMEC and GMEC will have transferred 500,000 restricted shares of GMEC’s common stock to Concept X’s sole shareholder. If Closing occurs as anticipated, these transactions would be dilutive to existing shareholders.  No assurance can be had that the above transactions will be satisfactorily concluded.  If these transactions are in fact concluded, the acquisition will be reported in a report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

a.

None

b.

None

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

March 11, 2015	By:	/s/Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director

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